                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): July 27, 2000


                                STYLECLICK, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     333-33194                 13-4106745
-------------------------------       ------------         --------------------
(State or other jurisdiction of       (Commission              (IRS Employer
incorporation or organization)        File Number)           Identification No.)



                   3861 Sepulveda Blvd., Culver City, CA 90230
           -----------------------------------------------------------
          (Address, including zip code, of principal executive offices)

                                 (310) 751-2100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

On August 1, 2000, Styleclick, Inc. ("New Styleclick" or the "Company") announced completion of the merger of each of Styleclick.com Inc., a California corporation ("Old Styleclick"), and Internet Shopping Network LLC, a Delaware limited liability company ("ISN"), with separate, wholly- owned subsidiaries of New Styleclick, following approval of the merger transaction by the shareholders of Old Styleclick on July 26, 2000. The terms of the merger were described in New Styleclick's Registration Statement on Form S-4, as filed on June 23, 2000. Copies of the press releases announcing approval of the merger by Old
Styleclick's shareholders and announcing effectiveness of the merger are attached hereto.

Item 7(a). Financial Statements of Businesses Acquired.

                                 NEW STYLECLICK
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger of Internet Shopping Network and Old Styleclick with separate wholly-owned subsidiaries of New Styleclick. Internet Shopping Network will be treated as the acquiring entity for accounting purposes, and the assets and liabilities of Old Styleclick will be recorded at their respective fair values under the purchase method of accounting.

The unaudited pro forma combined condensed financial statements reflect certain assumptions regarding the proposed transaction and are based on the historical financial statements of Internet Shopping Network and Old Styleclick. The combined condensed financial statements, including the notes accompanying them, are qualified in their entirety by reference to, and should be read in conjunction with, the audited financial statements of Internet Shopping Network and Old Styleclick, including the notes accompanying them, which are included in New Styleclick's Registration Statement on Form S-4, as filed on June 23, 2000.

The unaudited pro forma combined condensed balance sheet as of June 30, 2000 gives effect to the merger of Internet Shopping Network and Old Styleclick with separate wholly-owned subsidiaries of New Styleclick as if the merger had occurred on June 30, 2000.

The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2000 and the year ended December 31, 1999 gives effect to the merger of Internet Shopping Network and Old Styleclick with separate wholly-owned subsidiaries of New Styleclick as if the merger had occurred on January 1, 1999.

New Styleclick is in the process of evaluating the fair value of the acquired assets and the assumed liabilities in order to make a final allocation of the excess purchase price, including allocation to intangibles other than goodwill. Accordingly, the purchase accounting information is preliminary and has been made solely for the purpose of developing the unaudited pro forma combined condensed financial information.

New Styleclick does not expect the final allocation to differ materially from the preliminary allocation. As of this time, New Styleclick has not identified any reliably measured intangibles, although the final allocation may include allocation of the purchase price to intangibles other than goodwill. The amortization period assigned to goodwill is subjective, as it is management's best estimate of the future economic benefit of the excess of the purchase price over net assets acquired. This life of this benefit is difficult to determine at the time of the transaction. The carrying value of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates the goodwill will not be recoverable, the carry amount of the goodwill would be reduced. Due to the history of operating losses of Old Styleclick, management has determined that a three-year life is appropriate.

This pro forma combined condensed statement of operations is presented for illustrative purposes only. It is not necessarily indicative of the results of operations or financial position which actually would have been reported had these transactions occurred on the dates indicated, nor is it necessarily indicative of future financial results of operations.

                                 NEW STYLECLICK
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  JUNE 30, 2000

                                Internet
                                Shopping      Old        Pro Forma    Pro Forma
                                Network    Styleclick   Adjustments    Combined
                              ----------   ----------   ----------   ----------
                                    (in thousands, except per share data)
ASSETS
Current Assets:
Cash and cash equivalents     $       8    $   1,045    $  30,829 (1)$  31,882
Accounts receivable, net            176          414            -          590
Inventories, net                  9,783            -            -        9,783
Prepaid expenses and other
   current assets                   500        2,804        9,367 (1)   12,671
                              ----------   ----------   ----------   ----------
     Total current assets        10,467        4,263       40,196       54,926

Property and equipment, net      10,329        5,186       (1,139)(1)   14,376
Goodwill                              -            -      166,723 (1)  166,723
Other assets                         80        4,565       (4,114)(1)      531
                              ----------   ----------   ----------   ----------
Total Assets                  $  20,876    $  14,014    $ 201,666    $ 236,556
                              ==========   ==========   ==========   ==========

LIABILITIES AND
   STOCKHOLDERS' EQUITY
Current Liabilities:
Short-term borrowings         $       -    $   9,171    $  (9,171)(2) $      -
Accounts payable,
   accrued and other
   current liabilities            7,836        2,770            -       10,606
Deferred income                       -          175            -          175
                              ----------   ----------   ----------   ----------
   Total current liabilities      7,836       12,116       (9,171)      10,781

Stockholders' equity:
  Old Styleclick historical
     equity                           -       43,680      (43,680)(3)        -
  Preferred stock - $0.01 par
     value; authorized
     25,000,000 shares, none
     issued and outstanding           -            -            -            -
  Class A common stock - $0.01
     par value; authorized
     150,000,000 shares;
     7,912,568 issued and
     outstanding                      2            -           77 (1)       79
  Class B common stock - $0.01
     par value; authorized
     112,500,000 shares;
     23,039,706 issued and
     outstanding                    203            -           27 (1)      230
  Additional paid in capital    119,292            -      212,631 (1)  331,923
  Historical and pro forma
     retained earnings         (106,457)     (41,782)      41,782 (1) (106,457)
                              ----------   ----------   ----------   ----------
Total stockholders' equity       13,040        1,898      210,837      225,775
                              ----------   ----------   ----------   ----------
Total liabilities and
   stockholders' equity       $  20,876    $  14,014    $ 201,666    $ 236,556
                              ==========   ==========   ==========   ==========


                                 NEW STYLECLICK
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000

                                Internet
                                Shopping      Old        Pro Forma    Pro Forma
                                Network    Styleclick   Adjustments    Combined
                              ----------   ----------   ----------   ----------
                                    (in thousands, except per share data)
Net revenues:
   Product sales              $  10,326    $     201    $       -    $  10,527
   Service revenues                   -        1,544            -        1,544
                              ----------   ----------   ----------   ----------
                                 10,326        1,745            -       12,071
Cost of sales:
   Product sales                 10,588            -            -       10,588
   Service revenues                   -          407            -          407
                              ----------   ----------   ----------   ----------
                                 10,588          407            -       10,995
                              ----------   ----------   ----------   ----------
   Gross profit                    (262)       1,338            -        1,076
Operating costs and expenses:
   Selling and marketing          3,858        4,215            -        8,073
   Product development costs      2,048        2,577            -        4,625
   General and administrative     7,910        3,646            -       11,556
   Write-off of capitalized
      software costs              2,260            -            -        2,260
   Depreciation and amortization
      of software costs           2,882          816            -        3,698
   Merger related costs               -        1,575       (1,575)(4)        -
   Amortization of goodwill           -            -       27,787 (5)   27,787
                              ----------   ----------   ----------   ----------
      Total operating costs
         and expenses            18,958       12,829       26,212       57,999
                              ----------   ----------   ----------   ----------
      Operating loss            (19,220)     (11,491)     (26,212)     (56,923)
   Interest income(expense),
      net                             1         (146)           -         (145)
                              ----------   ----------   ----------   ----------
NET LOSS                      $ (19,219)   $ (11,637)   $ (26,212)   $ (57,068)
                              ==========   ==========   ==========   ==========
Net loss per common share
   Basic                      $   (0.94)   $   (1.51)           -    $   (1.84)
   Diluted                    $   (0.94)   $   (1.51)           -    $   (1.84)
Weighted average shares
   outstanding(6)                20,460        7,719            -       30,952
Weighted average diluted
   shares outstanding(6)         20,460        7,719            -       30,952

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
                                 NEW STYLECLICK
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                        Internet
                                Shopping      Old        Pro Forma    Pro Forma
                                Network    Styleclick   Adjustments    Combined
                              ----------   ----------   ----------   ----------
                                    (in thousands, except per share data)
Net revenues:
   Product sales              $  24,690    $   3,387    $       -    $  28,077
   Service revenues                   -        2,787            -        2,787
                              ----------   ----------   ----------   ----------
                                 24,690        6,174            -       30,864
Cost of sales:
   Product sales                 23,845          124            -       23,969
   Service revenues                   -          544            -          544
                              ----------   ----------   ----------   ----------
                                 23,845          668            -       24,513
                              ----------   ----------   ----------   ----------
   Gross profit                     845        5,506            -        6,351
Operating costs and expenses:
   Selling and marketing         10,793        7,003            -       17,796
   Product development costs      5,520        6,054            -       11,574
   General and administrative    19,283        5,605            -       24,888
   Write-off of capitalized
      software costs              4,489            -            -        4,489
   Depreciation and amortization
      of software costs           3,251        2,596            -        5,847
   Merger related costs               -          405         (405)(4)        -
   Amortization of goodwill           -            -       55,574 (5)   55,574
                              ----------   ----------   ----------   ----------
      Total operating costs
        and expenses             43,336       21,663       55,169      120,168
                              ----------   ----------   ----------   ----------
      Operating loss            (42,491)     (16,157)     (55,169)    (113,817)

   Interest income (expense),
      net                             -          278            -          278
   Miscellaneous                     (3)           -            -           (3)
                              ----------   ----------   ----------   ----------
NET LOSS                      $ (42,494)   $ (15,879)   $ (55,169)   $(113,542)
                              ==========   ==========   ==========   ==========
Net loss per common share
   Basic                      $   (2.08)   $   (2.24)           -    $   (3.67)
   Diluted                    $   (2.08)   $   (2.24)           -    $   (3.67)


Weighted average shares
   outstanding(6)                20,460        7,092            -       30,952

Weighted average diluted
   shares outstanding(6)         20,460        7,092            -       30,952

(1)  Acquisition costs and the determination of the unallocated excess of merger costs over net assets acquired set forth below may be subsequently adjusted but any such adjustment is not expected to be material:
         Value of portion of Old Styleclick
            acquired in the merger                               $121,781
         Additional cash and promotional
            investment by USA Networks, Inc. ("USAi")
            and USANi LLC                                          50,000
         Fair value of outstanding "in the money options"
            and warrants of Old Styleclick                         38,254
         Estimated transaction costs                                1,800
                                                               -----------
         Total acquisition costs                                  211,835
         Less: Net assets acquired (including
            the $50,000 of cash and media to be
            received from USANi LLC)                               45,112
                                                               -----------
         Unallocated excess of acquisition cost
            over net assets acquired allocated to goodwill       $166,723
                                                               ===========

     The fair value of the non-cash exchange between New Styleclick and Old Styleclick was valued by New Styleclick based on the fair value of the portion of Old Styleclick acquired in the transaction, including the payment of $40 million in cash and commitment to provide $10 million in advertising and promotional services to New Styleclick as part of the consummation of the merger. The fair value of Old Styleclick before the merger was $121.8 million based on the fair value of $15.78 per share times
     7.7 million shares outstanding. Fair value of the shares was determined by taking an average of the opening and closing price of Old Styleclick common stock for the period just before and just after the terms of the transaction were agreed to by the parties and announced to the public. 2.7 million shares at $18.56 will be issued to USANi LLC for the $40 million in cash and $10 million in advertising and promotion. USAi and its affiliates will provide promotional time on its media properties over a three year period from the closing of the merger. Such promotion will be contributed to New Styleclick at its fair market value based on amounts charged to third parties. Net assets acquired includes the net assets of Old Styleclick at June 30, 2000 of $1.9 million, the $50 million of cash and promotion to be contributed by USAi and USANi LLC, offset by a total of $5.8 million write-off of Old Styleclick's assets and the $0.9 million that Old Styleclick will be obligated to pay to its investment advisors upon the closing of the merger. The write-off of assets, including $4.7 million deferred royalties ($0.6 million under other current assets and $4.1 million under other assets) and $1.1 million capitalized software, was due to the fact that no revenues associated with these 2 assets are expected after the merger based on New Styleclick's business plan.

(2) Represents repayment of amounts borrowed from USANi LLC under the bridge loan.

(3)  Reflects elimination of the Old Styleclick historical equity.

(4) Reflects elimination of costs directly related to the merger incurred by the acquiree, Old Styleclick.

(5) Reflects additional amortization expense resulting from the increase in goodwill due to the transaction. The unallocated excess of acquisition costs over net assets acquired has been preliminarily allocated to goodwill, which is being amortized over three years. New Styleclick does not expect the final allocation to differ materially from the preliminary allocation. As of this time, New Styleclick has not identified any reliably measured intangibles, although the final allocation may include allocation to intangibles other than goodwill. In connection with finalizing the purchase price allocation, New Styleclick is currently evaluating the fair value of assets to be acquired and liabilities to be assumed. Using this information, New Styleclick will make a final allocation of the excess purchase price, including allocation to intangibles other than goodwill.

(6) Pro forma basic and diluted earnings per share are based upon the 7.7 million shares to be issued to Old Styleclick shareholders and the 23.2 million shares to be issued to Internet Shopping Network unitholders. Pro forma diluted earnings per share exclude 18.7 million potentially dilutive securities as their effect is antidilutive.

Item 7(c). Exhibits.

99.1     Press release issued by Styleclick, Inc. on July 27, 2000.
99.2     Press release issued by Styleclick, Inc. on August 1, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: October 10, 2000


                                                  Styleclick, Inc.


                                               By: /s/ Maurizio Vecchione
                                                  -------------------------
                                               Name: Maurizio Vecchione
                                               Title: Chief Executive Officer

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                                  EXHIBIT INDEX

99.1   Press release issued by Styleclick, Inc. on July 27, 2000.

99.2   Press release issued by Styleclick, Inc. on August 1, 2000.